Exhibit 10.1

                                 LOAN AGREEMENT


         LOAN AGREEMENT dated July 25, 2005, (together with any amendments or modifications hereto in effect from time to time, the "Agreement"), among ROBERT JAFFEE, a resident of the Town of Hamden, County of New Haven, and State of Connecticut (hereinafter referred to as "Jaffee" or "Lender"), AGU ENTERTAINMENT CORP., a Delaware corporation having an office and principal place of business in Lauderdale Lakes, County of Broward, and State of Florida (hereinafter referred to as the "Borrower" or "Company"), and LES GARLAND, DAVID C. LEVY, VICTORIA LEVY, MARC GELBERG, GREG CATINELLA AND JOHN W. POLING (hereinafter referred to as "Directors").

         Jaffee has agreed to make a loan to Borrower and Borrower has agreed to accept the loan proceeds in the principal amount of Five Hundred Thousand ($500,000.00) Dollars (the "Loan"), on the terms and conditions set forth herein. The Loan shall be evidenced by a Promissory Note of even date herewith from Borrower to Jaffee (the "Note").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Jaffee and Borrower agree as follows:

1.       DEFINITIONS

1.1. "Borrower" means AGU Entertainment Corp.

      1.2 "Directors" means Les Garland, David C. Levy, Marc Gelberg, Greg Catinella and John W. Poling. Directors are executing this Agreement solely for the purposes set forth in Paragraph 4.4, and have no personal liability on Note.

      1.3. "Liabilities" means, collectively: (i) the repayment of all sums due under the Note (and all extensions, renewals, replacements, substitutions, amendments and modifications thereof) and the other Loan Documents, including, without limitation, principal, interest, fees, late charges and expenses, including attorneys' fees; and (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents.

      1.4. "Loan Documents" means, collectively, the Agreement, the Promissory Note, and a Warrant together with all amendments, modifications, renewals or extensions thereof.


2.       THE LOAN

      2.1. Terms of Loan. Jaffee agrees to make the Loan to Borrower on the terms and conditions hereinafter set forth. The Loan will bear interest at the rate and will be repaid as set forth in the Note.

      2.2. Use of Loan Proceeds. Borrower shall use the proceeds of the Loan only for the following purpose: finance the expansion of Borrower's business, the purchase of equipment in connection therewith and for general corporate purposes.

      2.3. Incorporation. All of the Loan Documents are hereby made a part of this Agreement to the extent and with the same effect as if fully set forth herein.

3. CONDITIONS PRECEDENT. Jaffee's obligations hereunder are conditioned upon the satisfaction of each of the following conditions precedent:

      3.1. Borrower shall have delivered or caused to be delivered to Jaffee each of the Loan Documents, in form and substance satisfactory to Jaffee, duly executed by Borrower and Directors.

4. THE TRANSACTION. The parties agree as follows:

      4.1 Loan. Jaffee will lend to Borrower the sum of Five Hundred Thousand ($500,00.00) Dollars under the terms and provisions set forth in the Note.

      4.2 Right of Conversion. Jaffee will have the right to convert the principal and interest of the Note, or any portion thereof, into common stock of the Borrower by notifying the Borrower of his intent to convert the Note. The conversion price is $2.00 per share (the "Conversion Price"). In the event Jaffee elects to convert all or any portion of this Note, Jaffee shall provide the Borrower with written notice at least two days prior to conversion date. Any partial conversion shall be treated as partial payment of the note. In the event of a partial conversion, the conversion shall be treated as having first been a conversion of accrued interest. The conversion may take place from time to time; any balance of the principal and accrued interest remaining unconverted at the maturity date of the Note shall, at the option of Jaffee, either be paid in full or converted as herein set forth.

      4.3 Inducement. As an inducement to Jaffee to enter into this agreement, contemporaneously with the execution of this agreement, Borrower is executing and delivering to Jaffee warrants under the terms of which Jaffee may purchase up to 400,000 shares of the common stock of Borrower.

      4.4. Further Inducement. As a further inducement to Jaffee to enter into this agreement, Borrower agrees to obtain Officers and Directors' liability insurance in an amount satisfactory to Jaffee. Upon the issuance of such policy, Directors agree to appoint Jaffee or his representative to the Board of Directors of Borrower to fill an existing vacancy left by Michael Solomon. The Board of Directors agrees that so long as the Note shall remain unpaid or Jaffee shall be a stockholder or warrant holder of the Company, the Board of Directors shall recommend to the stockholders that Jaffee or his designee shall be re-elected to the Board of Directors at any annual meeting that Jaffee's Board seat comes up for re-election. In the event that Borrower shall fail to obtain such insurance, then Jaffee shall have the option, in lieu of declaring a default under the loan documents, of electing to have himself or his designee attend all meetings of the directors and be given all information given to the directors. The Directors and Officers of the Borrower will use their best efforts to have Jaffee or his designee relected to the Board of Directors, provided the terms of the Loan Agreement are in place.

      4.5 Protection Against Dilution. (a) In the event at any time or from time to time, all holders of Common Stock (or any other shares of stock or other securities at that time receivable upon exercise of any rights) shall have received, other or additional or less Common Stock without payment therefore (whether through a dividend in stock or any class of stock of Company or any other corporation, or through stock split, spin-off, split-off, reclassification, combination of shares or otherwise) (a "Distribution"), then, and in each such case, Jaffee upon the exercise of any right of conversion and/or exercise of warrants, shall be entitled to receive, in addition to the shares called for under the Note and/or Warrant, the shares or other securities to which Holder would have been entitled in the Distribution if Holder had exercised such rights immediately prior thereto. In case of the partial exercise of the conversion of the Note or Warrant under such circumstances, the number of shares of stock or other securities which would have been receivable upon the full exercise of the conversion rights or Warrant, and the conversion price and Exercise Price payable therefore shall be proportionately reduced.

      (b) In case of any reorganization of Company, or any other corporation the stock or securities of which are at the time deliverable on the exercise of the conversion of the Note or exercise of the Warrant, or in case Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, or liquidate, Jaffee, upon the exercise thereof, shall be entitled to receive, in lieu of the shares called for under conversion of the Note or under the Warrant, the stock or other securities to which Jaffee would have been entitled upon the consummation of such reorganization, consolidation, merger, conveyance, or liquidation if Jaffee had converted the Note or purchased the shares immediately prior thereto; and in such case, the provisions of the agreement concerning the conversion of the Note and the exercise of the Warrant shall be applicable to the shares of stock or other securities thereafter deliverable. In the case of the partial conversion of the Note or partial exercise of the Warrant under such circumstances, the number of shares of stock or other securities which would have been receivable upon the full exercise of the right of conversion or exercise of the Warrant, and the Exercise Price payable therefore, shall be proportionately reduced.

      4.6. Piggy-Back Registrations. If at any time prior to the payment of the Note or the termination of the Warrants, the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than (i) an offering that it being offered on a firm-commitment basis or (ii) an offering on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to Jaffee a written notice of such determination and, if within ten days after the date of such notice, Jaffee shall so request in writing, the Company shall include in such registration statement all or any part of the securities underlying this Note Jaffee requests to be registered; provided, that, subsequent to an effective registration the Company shall not be required to maintain such registration statement as effective to the extent any such securities hereunder are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

      4.7 Legal Fees and Expenses. Borrower will pay promptly, upon submission of a statement, all reasonable legal fees and expenses incurred by Lender in connection with this transaction and with the subsequent enforcement of all rights and remedies under the Loan Documents.

      4.8 Remedies. All remedies of Jaffee under the Loan Documents shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the discretion of Jaffee. Failure to exercise a remedy shall not be considered to be a waiver of the right to exercise that remedy in the future. Jaffee shall be entitled to specific performance as to any of the rights hereunder.

5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants as of the date hereof and, unless otherwise indicated, at all times hereafter until the Liabilities are fully paid and performed, as follows:

      5.1. Organization, Powers. Borrower (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and
(iii) has the power and authority to execute, deliver and perform all of its obligations under each Loan Document to which it is a party.

      5.2. Execution of Loan Documents. Each of the Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower. Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

      5.3. Obligations of Borrower. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Borrower is obtaining the Loan for commercial purposes.

      5.4. Litigation; Compliance with Laws. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Borrower's right to carry on its business with respect to the Mortgaged premises substantially as now conducted (and as now contemplated); (iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under the Loan Documents to which it is a party. Borrower is not in violation of or in default with respect to any order, writ, injunction, decree, or demand of any court or governmental authority.

      5.5. Payment of Taxes. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes or assessments have become due, except such that are contested in good faith by Borrower by appropriate proceedings and for which adequate reserves have been established. Borrower is not aware of any material unasserted claims for prior taxes against it for which adequate reserves satisfactory to Jaffee have not been established.

      5.6. No Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound, except as disclosed in the Borrower's filings with the Securities and Exchange Commission.

      5.7. Financial Statements. All financial statements delivered by Borrower to Jaffee, are true, correct and complete in all material respects, fairly represent Borrower's financial condition as of the date hereof and thereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.

      5.8. No Material Adverse Change. As of the date hereof, there has been no material adverse change in the financial condition, operations, affairs or prospects of Borrower, or business of Borrower from the date of the most recent financial statements provided by Borrower to Jaffee, except as disclosed in the Borrower's filings with the Securities and Exchange Commission.


      5.9. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Jaffee by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. It is specifically understood by Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by Jaffee as an inducement to make the Loan to Borrower.

      5.10. Title to Property. Borrower has good and marketable title to all of its properties and assets listed in the most recent financial statements delivered to Jaffee on or prior to the date hereof, except as otherwise expressly described in said financial statements, and except those properties and assets disposed of since the date of said financial statements in the ordinary course of business.

      5.11. Corporate Stock. Borrower's corporate stock consists of 100,000,000 shares of common stock, par value $0.0001. per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, there are 25,134,909 shares of common stock and no shares of preferred stock outstanding. All shares of common stock are of the same class. Directors and affiliates collectively are the registered holders of more than fifty (50%) percent of the outstanding common stock.

6. INVESTMENT REPRESENTATIONS OF JAFFEE. Lender hereby represents and warrants to Borrower as follows:

      (a) Lender is an accredited investor as the term is defined in Rule 501(a) of the Regulation D of the Rules and Regulations of the Securities and Exchange Commission as of the date hereof, a copy of which is attached hereto.

      (b) Lender is sufficiently experienced in financial and business matters to be capable of evaluating the merits and numerous and substantial risks of Lender's highly speculative investment in the Company.

      (c) Lender and its representative, if any, have evaluated the merits and substantial risks of Lender's investment in the Company, including those risks particular to Lender's personal situation, and have determined that this investment is suitable for the Lender, despite its highly speculative nature. Lender has a substantial net worth and adequate financial resources for an investment of this character, and at this time Lender could bear a complete loss of its investment. (d) Lender is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company, its management, financial condition, business and operations, and substantial risks associated with the investment in the Company to reach an informed and knowledgeable decision to acquire the Securities.

      (e) Lender is acquiring the Securities for investment, for Lender's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      (f) Lender acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption there from, which exemption depends upon, among other things, the bona fide nature of Lender's investment intent as expressed herein. Lender understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Lender's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Lender further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Lender further acknowledges and understands that the Company is under no obligation to register the Securities. Lender understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

      (g) Lender is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from an issuer or an affiliate thereof, in a non-public offering subject to the satisfaction of certain conditions. The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the Securities were transferred by the Company o ran affiliate of the Company within the meaning of Rule 144.

      (h) Lender further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Lender understands that no assurances can be given that any such other registration exemption will be available in such event.


7.       COVENANTS

      7.1. Mergers, Restructure. Borrower shall not merge into, consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (now owned or hereafter acquired) to any person or entity, except as set forth in the Loan Documents.

      7.2. Maintenance of Business. Borrower shall: (i) continue to remain in and operate substantially the same line of business presently engaged in by it;
(ii) not suspend transaction of its usual business; (iii) conduct its business in an orderly, efficient and customary manner; (iv) comply with all laws, ordinances, rules, regulations and requirements and shall maintain its business, properties and assets necessary to conduct its business in compliance with all applicable governmental laws, ordinances, approvals, rules, regulations and requirements, including without limitation, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, and the rules and regulations promulgated there under; and (v) not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of its business.

      7.3. Books and Records. Borrower shall keep and maintain complete and accurate books and records in accordance with generally accepted accounting principles consistently applied, reflecting all of the financial affairs of Borrower. Borrower shall permit representative of Jaffee to examine and audit Borrower's (and its parent's and its subsidiaries') books and records, to inspect the Mortgaged Premises, and to discuss Borrower's financial condition and the contents of Borrower's financial statements with Borrower's accountants.


      7.4. Financial Statements; Compliance Certificate. Borrower shall furnish to Jaffee the following financial information at the time the same is furnished to the Directors of the corporation.

            (a) statements showing income, and operating expenses. Such statements shall include balance sheets, income statements, and financial statements for Borrower and any related entities;

            (b) a true and complete copy of the federal tax returns, including all schedules, of Borrowers;

            (c) all other information and materials furnished to the directors.

      7.5. Taxes and Other Charges. Borrower shall prepare and timely file all federal, state and local tax returns required to be filed by Borrower and promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges, imposed upon Borrower or the Mortgaged Premises when due, but in no event after interest or penalties commence to accrue thereon or become a lien upon such property, except for those taxes, assessments, water and sewer rents, and other governmental charges then being contested in good faith by Borrower by appropriate proceedings.

8.       EVENTS OF DEFAULT AND REMEDIES

      8.1. Each of the following shall constitute a default (each, an "Event of Default") hereunder:

            8.1.1. Non-payment when due of any sum required to be paid to Jaffee under any of the Loan Documents;

            8.1.2. A breach by Borrower of any term, covenant, condition, obligation or agreement under this Agreement;

            8.1.3. Any representation or warranty made by Borrower in this Agreement shall prove to be false, incorrect or misleading in any material respect as of the date when made; or

            8.1.4. An Event of Default under any of the other Loan Documents, except as disclosed in the Borrower's filings with the Securities and Exchange Commission.; or

      8.2. Upon or at any time after the occurrence of an Event of Default, Jaffee may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.


9.       CONTINUING ENFORCEMENT OF AGREEMENT.

      If, after receipt of any payment of all or any part of the Liabilities, Jaffee is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Jaffee with respect to the full amount so surrendered. The provisions of the Section shall survive the termination of the Agreement and the other Loan Documents and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Jaffee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Jaffee shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.


10.      MISCELLANEOUS.

      10.1. Integration. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

      10.2. Attorneys' Fees and Expenses. If Jaffee retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Agreement, or for examination of matters subject to Jaffee's approval under the Loan Documents, all costs of suit and collection and all reasonable attorneys' fees (and/or allocated fees of Jaffee's in-house legal counsel) and such other reasonable expenses so incurred by Jaffee shall forthwith, on demand, become due and payable and shall be secured hereby.

      10.3. No Implied Waiver. Jaffee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Jaffee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

      10.4. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not render any other provisions herein contained invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

      10.5 Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Agreement and in the other Loan Documents shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      10.6. Modifications. This Agreement may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      10.7. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein. Any notice required under this Agreement or any of the other Loan Documents shall be sufficient if addressed to or delivered to Borrower at 3200 West Oakland Park Blvd., Lauderdale Lakes, Florida 33311 or to Jaffee at 1055 Ridge Road, Hamden, CT 06517. Either party may notify the other of a change of address for notices.

      10.8. Waiver of Jury Trial. BORROWER AND JAFFEE AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY JAFFEE OR BORROWER ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. JAFFEE AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING, FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT JAFFEE WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

      10.9 Prejudgment Remedy Waiver. BORROWER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOAN SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES. BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES JAFFEE MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

This Loan Agreement may be executed in any number of counterparts and delivered by facsimile transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and all facsimile signatures shall be deemed to be originals for purposes of this instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Loan Agreement as of the day and year first above written.


BORROWER:

AGU Entertainment Corp.

By:  /s/ David Levy
Its: David Levy, President


JAFFEE:

/s/ Robert Jaffee
Robert Jaffee


DIRECTORS

The Directors and Victoria Levy are executing this Agreement solely for the purposes set forth in Paragraph 4.4, and have no personal liability on Note or Loan Agreement.


/s/ Les Garland
---------------------
Les Garland


/s/ David Levy
---------------------
David Levy


/s/ Greg Catinella
---------------------
Greg Catinella


/s/ Marc Gelberg
---------------------
Marc Gelberg

/s/ John W. Poling
---------------------
John W. Poling


/s/ Victoria Levy
---------------------
Victoria Levy